Exhibit 99.1

CONTACTS:

Insignia Solutions

FD Morgen-Walke

Linda Potts, Chief Financial Officer	Investors: Teresa Thuruthiyil
(510) 360-3700	(415) 439-4500

Insignia Solutions Reports Second Quarter

2003 Financial Results

FREMONT, Calif., August 14, 2003— Insignia Solutions® (Nasdaq: INSG) today reported financial results for the second quarter ended June 30, 2003.

Results for the second quarter of 2003 reflect the Company’s ongoing focus on developing and commercializing its Secure System Provisioning (SSP) product and do not include revenues or expenses related to the Company’s prior JVM product line which was sold in April 2003, retroactive to March 1. Thus, there was no revenue booked in the second quarter of 2003.  Other income of $3.5 million was recognized from the sale of the JVM product line.  Net income for the second quarter of 2003 was $2.3 million, or $0.11 per share. As of June 30, 2003, the Company had cash, cash equivalents and restricted cash of $444,000.

Mark McMillan, Chief Executive Officer of Insignia Solutions, commented, “During the second quarter, our team was fully focused on further developing the technology and demand for our SSP product.  We achieved this by developing new channel partnerships and making important strides to further strengthen the security and scalability of our product.  Furthermore, finalizing the sale of the JVM product line in the second quarter improved Insignia’s overall financial position.

“We are encouraged by recent reports of growing demand for mobile phones and the popularity of new features such as camera-equipped cell phones, as well as the increased scrutiny by mobile carriers on the efficiency of their service and upgrade systems.  In the second quarter, Insignia achieved key development milestones and enhanced the features of our Over-The-Air Repair product in response to feedback from lab trials.  With more efficient use of wireless networks and a royalty-free client software model that enables fast adoption and demonstrates return on investment, Insignia is well positioned and remains on track to sign and ship to customers in the second half of the year.”

Recent Highlights:

•                  Insignia Solutions announced that it joined the Symbian Platinum Partner Program. Insignia will work with Symbian to ensure that its Secure System Provisioning product is optimized for Symbian OS-based phones. Symbian OS(TM) licensees accounted for over 80 percent of global mobile handset sales in 2002.

•                  The Company appointed Jean-Pierre Groff as Strategic Sales Development Manager for EMEA and Mark Stevenson as Senior Director of Americas Sales, both reporting to CEO Mark McMillan. The appointment of two telecommunications veterans is expected to significantly bolster Insignia’s sales efforts for its Secure System Provisioning product in Europe and in the Americas.

•                  Insignia joined the Software Defined Radio (SDR) Forum to actively promote Over-The-Air Repair interoperability. Insignia has a long history of active standards participation, including current membership in the Open Mobile Alliance (OMA) regarding provisioning issues and the SyncML standard, as well as executive committee membership of the Java Community Process (JCP).

•                  The Company announced plans to enhance its Secure System Provisioning product by using the new ARM® TrustZone™ technology, enabling increased security for the Over-The-Air Repair™ capabilities of a new generation of mobile phones. ARM TrustZone technology will enable Insignia’s client software to operate within a hardware-enforced trusted mode during FLASH operations.

Conference Call

Insignia Solutions will host a conference call today at 2:00 p.m., Pacific Time.  A live webcast will be available via a link on the Investor Relations portion of Insignia’s website at www.insignia.com.  An on demand archive of the call will be available at the website.

About Insignia Solutions

Insignia provides an essential ingredient to mobile operators and terminal manufacturers by enabling Over-The-Air Repair of a growing complex and diverse community of devices on the network. Insignia’s products and services radically reduce customer care and recall costs, maintain device integrity, and enable a wide range of new mobile services. Founded in 1986, Insignia has a long history of innovation, stewardship of major industry standards, and the trust of dozens of manufacturers around the world.  The company is headquartered in Fremont, California with R&D and European operations based in the United Kingdom.  For additional information about Insignia or its products please visit http://www.insignia.com.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical are forward-looking statements that involve risks and uncertainties. This release includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, Insignia’s need for additional capital to sustain operations, Insignia’s reliance on the successful introduction of its Secure System Provisioning (“SSP”) product line, Insignia’s need to generate significantly greater revenue to achieve profitability and Insignia’s liquidity and capital needs. Further details on these and other risks are set forth in Insignia Solutions’ filings with the Securities and Exchange Commission, including its most recent filings on Forms 10-K and 10-Q. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. Insignia Solutions does not undertake an obligation to update forward-looking or other statements in this release.

INSIGNIA SOLUTIONS PLC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Net revenues:
License	$—	$1,547	$192	$4,535
Service	—	345	187	901

Total net revenues	—	1,892	379	5,436

Cost of net revenues:
License	36	714	151	1,728
Service	—	252	52	449

Total cost of net revenues	36	966	203	2,177

Gross margin	(36)	926	176	3,259
	0%	49%	46%	60%
Operating expenses:
Sales and marketing	261	1,492	906	3,213
Research and development	719	1,385	2,025	2,581
General and administrative	386	967	1,530	1,905
Restructuring	173	—	499	—

Total operating expenses	1,539	3,844	4,960	7,699

Operating loss	(1,575)	(2,918)	(4,784)	(4,440)

Interest income (expense), net	(12)	27	(13)	48
Other income, net	3,529	133	3,542	101

Income (loss) before income taxes	1,942	(2,758)	(1,255)	(4,291)

Benefit from income taxes	(331)	(1,271)	(329)	(1,832)

Net income (loss)	$2,273	$(1,487)	$(926)	$(2,459)

Net income (loss) per share
Basic	$0.11	$(0.07)	$(0.05)	$(0.12)
Diluted	$0.11	$(0.07)	$(0.05)	$(0.12)

Weighted average shares and share equivalents:
Basic	20,089	20,020	20,089	19,798
Diluted	20,347	20,020	20,089	19,798

INSIGNIA SOLUTIONS PLC

CONDENSED CONSOLIDATED BALANCE SHEET

(amounts in thousands)

(unaudited)

	June 30, 2003	December 31, 2002
A S S E T S

Current assets:
Cash and cash equivalents	$424	$726
Restricted cash	20	250
Accounts receivable, net of allowances of $12 and $50, respectively	134	931
Other receivable	2,700	—
Tax receivable	180	702
Prepaid royalties	901	1,000
Prepaid expenses	487	695
Other current assets	227	438
Total current assets	5,073	4,742

Property and equipment, net	141	230
Prepaid royalties	1,381	1,381
Other noncurrent assets	—	100
	$6,595	$6,453

L I A B I L I T I E S, M A N D A T O R Y R E D E E M A B L E A N D S H A R E H O L D E R S’ E Q U I T Y

Current liabilities:
Accounts payable	$788	$665
Accrued liabilities	730	950
Accrued severance	215	—
Note payable	1,000	—
Deferred revenue	487	534
Income taxes payable	187	191
Total current liabilities	3,407	2,340

Mandatorily redeemable warrants	590	1,440

Shareholders’ equity:
Ordinary shares	6,445	6,444
Additional paid-in capital	60,751	59,901
Accumulated deficit	(64,137)	(63,211)
Other accumulated comprehensive loss	(461)	(461)
Total shareholders’ equity	2,598	2,673

	$6,595	$6,453